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                                                                  Exhibit 99.(s)

                                POWER OF ATTORNEY

     We, the undersigned Trustees and officers of Western Asset/Claymore U.S.
Treasury Inflation Protected Securities Fund 2 (the "Trust"), hereby severally constitute and appoint each of Gregory B. McShea, Anne S. Kochevar, Marie K.
Karpinski and Bryan Chegwidden and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him or her to sign for us, and in our name and in the capacities indicated below, any one or more Registration Statements of the Trust on Form N-2 covering common shares of beneficial interest, all Pre-Effective Amendments to any such Registration Statements of the Trust, any and all subsequent Post-Effective
Amendments to said Registration Statements, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company
Act of 1940, and all related requirements of the Securities and Exchange
Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

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
NAME                                CAPACITY                         DATE
----                                --------                         ----
/s/ Nicholas Dalmaso                Trustee                     January 15, 2004
----------------------------------
Nicholas Dalmaso

/s/ Peter Erichsen                  Trustee                     January 15, 2004
----------------------------------
Peter Erichsen

/s/ Ronald Nyberg                   Trustee                     January 15, 2004
----------------------------------
Ronald Nyberg

/s/ Ronald E. Toupin, Jr.           Trustee                     January 15, 2004
---------------------------------
Ronald E. Toupin, Jr.

/s/ Randolph L. Kohn                Trustee and President       January 15, 2004
---------------------------------
Randolph L. Kohn

/s/ Gregoy B. McShea                Vice President              January 15, 2004
----------------------------------
Gregory B. McShea

/s/ Marie K. Karpinski              Treasurer and Principal     January 15, 2004
----------------------------------  Financial and
Marie K. Karpinski                  Accounting Officer

/s/ Erin K. Morris                  Assistant Treasurer         January 15, 2004
----------------------------------
Erin K. Morris

/s/ Steven M. Hill                  Assistant Treasurer         January 15, 2004
----------------------------------
Steven M. Hill

/s/ Anne S. Kochevar                Secretary                   January 15, 2004
----------------------------------
Anne S. Kochevar